EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated October 31, 2003 relating to the consolidated financial statements, which appears in BankUnited Financial Corporation’s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida

June 7, 2004